UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2026

RTB Digital, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 University Way, Suite C
Seattle, WA 98105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 201-1613

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement

Strategic Platform Agreement

On September 14, 2026, RTB Digital, Inc., a Nevada corporation (“RTB” or the “Company”), signed a ten-year Strategic Platform Agreement (the “Platform Agreement”) with Paradium.AI, Inc. (f/k/a The Arena Group Holdings, Inc.) (“Paradium,” and together with RTB, the “Parties”). The Platform Agreement will commence upon satisfaction or waiver of its closing conditions, including due diligence completion, the Company’s successful capital raise as described below, and execution of certain definitive documents, with such closing, absent extension, currently anticipated in Q4 2026. The Platform Agreement has an initial ten-year term. Based on forecasts, due diligence, public filings and various business assumptions, the Company believes the Platform Agreement, together with RTB’s existing revenues and audience, could result in approximately $100 million in annual gross revenue, reach 100 million monthly users and generate approximately $1 billion in revenue over the ten-year term, subject to market conditions and no material adverse change affecting RTB’s sustainability.

RTB owns and operates a DeFi/AI-powered media platform providing full-service publishing, monetization, syndication, security, data, community, reporting and payment services. Paradium owns more than two dozen premium media brands and media technology and produces end-user content (collectively, “Partner Content”).

The purpose of the Platform Agreement is for RTB to replace and monetize certain of Paradium’s non-content functions as part of RTBs platform and services - thus eliminating operational overhead costs for Paradium, in exchange for revenue sharing, consistent with RTB’s core business model developed and operated by its founders across media networks for decades. Under the Platform Agreement, Paradium’s brands and their associated revenue and traffic will migrate to RTB’s full-stack, AI-powered digital media and business operations platform (the “Platform”), including publishing, video, subscriptions and memberships, newsletters, advertising and ad operations, apps, distribution and syndication, data management, digital marketing, organizational services, reporting and RTB’s Coinbase-integrated, DeFi-driven real-time payment platform (collectively, the “Services”).

For clarity, RTB does not expect to incur incremental expenses beyond those required to operate its core business model and to serve Paradium with other RTB customers.

RTB currently serves an enterprise network of hundreds of third-party web properties, forming a unified coalition of premium media brands (the “Coalition”) sharing RTB’s platform. Management expects this large-scale strategic partnership to serve as a prototype for additional large-scale partnerships, based on the founders’ longstanding model of providing non-content operations without operating cost, in exchange for revenue sharing from sales.

The Platform Agreement accelerates and completes RTB’s operational capabilities, including ad operations and a scaled advertising marketplace, through Paradium’s grant of certain licenses, intellectual property rights, shared staffing and operational resources that RTB will leverage to fulfil this Agreement and existing and future customers. During the term, Paradium may not directly or indirectly provide third-party hosting or services competitive with RTB.

The Platform Agreement provides for revenue sharing from Partner Content at specified percentages based on the defined source of revenue. Third-party expenses will be borne by the Party sourcing the expense, deducted from top-line revenue or otherwise from the shareable revenue pool. Each Party will provide sufficient accounting information to the other.

Paradium will also license and deliver to RTB a current copy of certain Paradium technology assets and related documentation (the “Paradium Technology”), over which RTB will have perpetual, irrevocable control. RTB may modify, adapt, enhance or create derivative works (“Modifications”), and the Party creating such Modifications will exclusively own all right, title and interest, including related intellectual property rights to the Modifications. Both Parties will have perpetual, irrevocable, royalty-free licenses to use and commercialize the Paradium Technology and Modifications thereof. Paradium will independently own and control its version but may not sell, assign or license it to a direct competitor of Paradium or RTB. RTB may not transfer or license the Paradium Technology without Paradium’s written consent, except as part of a sale of RTB.

As consideration for the license, technology transfer and other consideration under the Platform Agreement, RTB will issue Paradium unregistered RTB common stock valued at $11.5 million, priced at the 10-day VWAP based on the closing prices for the five trading days before and five trading days after RTB publicly discloses the Agreement on Form 8-K, provided the price is not below the Nasdaq Official Closing Price (“NOCP”) or the average NOCP for the five trading days preceding execution. Paradium has agreed to certain restrictions on sales of these shares.

Purchase of Minority Interest in Paradium

RTB entered into an agreement with Simplify Inventions, LLC and MBX Capital Aren, LLC (collectively, “Simplify”) to acquire from them approximately 49.5% of the issued and outstanding shares of common stock of Paradium, subject to adjustment to maintain RTB’s ownership below 50%. The $89,555,638 purchase price consists of (i) RTB’s existing $10 million deposit; (ii) $6 million in RTB common stock, priced at the 10-day VWAP based on the five trading days before and after public disclosure on Form 8-K, but not below the NOCP or average NOCP for the five trading days preceding execution; and (iii) $73,555,638 in cash at Closing. The RTB shares will include a Seller put option exercisable beginning 120 days after Closing, collateralized by RTB’s revenue share under the Platform Agreement. Simplify will retain approximately 23% of its outstanding common stock. Completion of the share purchase, including RTB raising the capital required to fund the purchase price, is a condition to consummation of the Platform Agreement.

Clarifying Points

●	RTB is not buying Paradium, is not making a tender offer, and is not buying any shares from Paradium or the open market. The minority position transaction is a condition of closure.

●	The incremental premium to the market price will be capitalized by RTB and amortized against the value of the ten-year agreement, on which RTB expects ROI payback within two years, from the margin driven from the incremental revenue.

●	RTB is not taking on any additional or incremental expenses not required to operate its core business. All functions the Company is providing to Paradium are needed to operate the comprehensive platform and $100 million marketplace of digital media properties. The agreement simply accelerates the buildout for RTB, pairing it with existing traffic and revenue rather than requiring a lengthy and expensive growth ramp.

●	Cost savings: The parties agreed to share duplicative G/A, including senior executive management duties, such as accounting, legal, compliance and other duplicative roles and costs.

●	The combined 100 million monthly users forecasted for RTB by Q4, along with the forecasted $100 million annualized revenue, creates an instant marketplace for all RTB enterprise customers, saving years of buildout.

●	Market-level pricing, achieved for RTB customers through this partnership and marketplace, saves years of dilution, meetings, underperformance and approval cycles, solving digital media’s classic “chicken-and-egg” problem by providing a mature marketplace and pricing to all RTB enterprise partners.

Summary: As a result of this partnership, RTB believes that years of losses to reach critical mass are prevented, execution risk is dramatically mitigated, expert executive team is reunited, and enterprise partners of RTB can now enjoy the best of all worlds - what RTB believes to be the most advanced, “SaaS cost eliminating” AI/DeFi technology in the marketplace, acquisition of real-world capabilities fully established and proven over years at Paradium, and EBITDA+ results, as the result of full scale marketplace and audience.

Forward-Looking Statements

This Current Report on form 8-K includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as "may," "will," "expect," "intend," "anticipate," "believe," “forecast,” "estimate," and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the accretive transactions undertaken in 2026 and future operations and revenues of the company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, such as the company being able to maintain its listing on Nasdaq for the common stock, having sufficient capital for its acquisitions, operations and business expansion, and developing its business and capturing users for its services. Annualized and longer period revenue and business estimates are subject to the effect of macroeconomic events, to industry changes, to competitive forces, to client development and retention, to capital availability, and to many other operational factors; therefore, any financial forecasts offered by the Company must take into account the fact that the underlying assumptions may significantly change over time and projected results may substantively increase or decrease. Other risk factors affecting the Company are discussed in detail in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit
10.1*	Strategic Platform Agreement
104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTB Digital, Inc.

By:	/s/ James Heckman
	Name:	James Heckman
	Title:	Chief Executive Officer

Dated: September 18, 2026

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